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                                                                     Exhibit 4.2

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                        FIRST SUPPLEMENTAL LOAN AGREEMENT

                                     BETWEEN

                            CITY OF FORSYTH, MONTANA

                                       AND

                               AVISTA CORPORATION

                      ------------------------------------

                             Dated as of May 1, 2005

                      ------------------------------------

                                   Relating to
                                   $66,700,000
                            City of Forsyth, Montana
                    Pollution Control Revenue Refunding Bonds
                      (Avista Corporation Colstrip Project)
                                  Series 1999A

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      Amending and Restating that certain Loan Agreement, dated as of September
1, 1999, between the City of Forsyth, Montana and Avista Corporation.

                                  Series 1999A First Supplemental Loan Agreement
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                                TABLE OF CONTENTS

SECTION                                                                                               PAGE
RECITALS...........................................................................................     1

ARTICLE I DEFINITIONS..............................................................................     2

   Section 1.01.  Definitions Contained in the Original Loan Agreement and the Indenture...........     2
   Section 1.02.  New Definitions..................................................................     2

ARTICLE II REPRESENTATIONS AND WARRANTIES..........................................................     2

   Section 2.01.  Representations and Warranties of the Issuer.....................................     2
   Section 2.02.  Representations and Warranties of the Company....................................     3

ARTICLE III AMENDMENT OF LOAN AGREEMENT............................................................     4

   Section 3.01.  Amendment and Restatement of the Original Loan Agreement.........................     4

ARTICLE IV MISCELLANEOUS...........................................................................     5

   Section 4.01.  Execution of Counterparts........................................................     5
   Section 4.02.  Effective Date Applicability of the Agreement....................................     5
   Section 4.03.  Governing Law....................................................................     5
   Section 4.04.  Severability.....................................................................     5

Testimonium........................................................................................     6

Signatures and Seals...............................................................................     6

Consent of Trustee.................................................................................     8

                                  Series 1999A First Supplemental Loan Agreement

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            This FIRST SUPPLEMENTAL LOAN AGREEMENT, dated as of May 1, 2005 the
("First Supplemental Loan Agreement"), is between the CITY OF FORSYTH, MONTANA, a political subdivision duly organized and existing under the Constitution and laws of the State of Montana (the "Issuer"), and AVISTA CORPORATION, a corporation duly organized under the laws of the State of Washington, and duly qualified to conduct business in the State of Montana (the "Company").

                                    RECITALS:

            WHEREAS, the Issuer has previously issued its Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project), Series 1999A (the "Bonds"), in the aggregate principal amount of $66,700,000, pursuant to a Trust Indenture, dated as of September 1, 1999 (the "Original Indenture"), as amended and restated by a First Supplemental Trust Indenture, dated as of May 1, 2005 (the "First Supplemental Indenture," and the Original Indenture, as amended and restated by the First Supplemental Indenture, the "Indenture"), each between the Issuer and J.P. Morgan Trust Company, N.A. (successor in interest to Chase Manhattan Bank and Trust Company, National Association), as trustee (the "Trustee"); and

            WHEREAS, in connection with the issuance of the Bonds, the Issuer and the Company entered into the Loan Agreement, dated as of September 1, 1999 (the "Original Loan Agreement"); and

            WHEREAS, in order to comply with certain covenants made by the Company in that certain Insurance Agreement, dated as of September 1, 1999, between the Company and the Provider, the Company desires now to provide additional security for the payment of the principal of, premium, if any, and interest on the Bonds by delivering to the Trustee, for the account of the Issuer, the Company's first mortgage bonds (the "First Mortgage Bonds") or other suitable security that may be provided by the Company; and

            WHEREAS, Section 9.04 of the Original Loan Agreement provides that the Original Loan Agreement may be amended by written agreement of the Issuer and the Company and as otherwise provided in the Indenture; and

            WHEREAS, Section 12.05(e) of the Indenture provides that the Original Loan Agreement may be amended without the consent or notice to the owners "...to assign or pledge additional security for the Bonds..., which shall not materially adversely affect the interest of the Owners of the Bonds;" and

            WHEREAS, the assignment and pledge of the First Mortgage Bonds and the amendment and restatement of the Original Loan Agreement does not materially adversely affect the interest of the owners of the Bonds; and

                                  Series 1999A First Supplemental Loan Agreement

            WHEREAS, Section 12.05 of the Indenture requires the Consent of the Provider (unless a Provider default shall have occurred and be continuing) and permits the Trustee to consent to the modifying, altering, amending or supplementing of the Agreement; and

            WHEREAS, the Provider and Trustee have consented to this First Supplemental Loan Agreement; and

            WHEREAS, the Issuer and the Company desire to amend and restate the Original Loan Agreement as provided herein; and

            WHEREAS, there has been delivered to the Issuer, the Provider and the Trustee, the Favorable Opinion of Bond Counsel required by Section 12.05 of the Indenture; and

            WHEREAS, the execution and delivery of this First Supplemental Loan Agreement have been duly authorized by the governing body of the Issuer and all things necessary to make this First Supplemental Loan Agreement a valid and binding agreement have been done;

            NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the premises, do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Definitions Contained in the Original Loan Agreement and the Indenture. The words and terms defined in the Original Loan Agreement and the Indenture shall for all purposes of this First Supplemental Loan Agreement have the meanings specified in such Original Loan Agreement or in the Indenture, as applicable, when used herein, unless the context clearly requires otherwise.

      Section 1.02. New Definitions. Unless otherwise defined herein, the following words and terms as used in this First Supplemental Loan Agreement shall have the following meanings:

            "First Supplemental Loan Agreement" means this First Supplemental Loan Agreement.

            "Loan Agreement" shall mean, the Original Loan Agreement, as amended and restated by this First Supplemental Loan Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      Section 2.01. Representations and Warranties of the Issuer. The Issuer makes the following representations and warranties as the basis for the undertakings on the part of the Company contained herein:

                                  Series 1999A First Supplemental Loan Agreement

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            (a) The Issuer is a municipal corporation and political subdivision duly organized and existing under the Constitution and laws of the State;

            (b) The Bonds are currently Outstanding in the aggregate principal amount of $66,700,000.

            (c) The Issuer has the power under the Act to enter into this First Supplemental Loan Agreement, the First Supplemental Indenture and to perform and observe the agreements and covenants on its part contained herein and therein, and by proper action has duly authorized the execution and delivery of this First Supplemental Loan Agreement and the First Supplemental Indenture;

            (d) To the knowledge of the Issuer, the execution and delivery of this First Supplemental Loan Agreement and the First Supplemental Indenture by the Issuer do not, and consummation of the transactions contemplated hereby and thereby and fulfillment of the terms hereof and thereof by the Issuer will not, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is now a party or by which it is now bound, or any order, rule or regulation applicable to the Issuer of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Issuer or over any of its properties, or any statute of any jurisdiction applicable to the Issuer;

            (e) No consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Issuer's execution and delivery of this First Supplemental Loan Agreement or the First Supplemental Indenture;

            (f) The Original Loan Agreement has not been previously amended or supplemented and, as of the date hereof, is still in full force and effect;

            (g) Except as amended and restated by the First Supplemental Indenture, the Original Indenture has not previously been amended, supplemented or restated and is still in full force and effect; and

            (h) J.P. Morgan Trust Company, N.A., is the Trustee under the Indenture.

      Section 2.02. Representations and Warranties of the Company. The Company makes the following representations and warranties as the basis for the undertakings on the part of the Issuer contained herein;

            (a) The Company is a corporation duly organized and validly existing under the laws of the State of Washington and is duly qualified to conduct business in the State;

            (b) The Company has the requisite power to enter into this First Supplemental Loan Agreement and to perform and observe the agreements and covenants on its part

                                  Series 1999A First Supplemental Loan Agreement

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      contained herein and by proper action has duly authorized the execution and delivery of this First Supplemental Loan Agreement;

            (c) Neither the execution and delivery of this First Supplemental Loan Agreement nor the fulfillment of or compliance with the terms and conditions of this First Supplemental Loan Agreement will result in a breach of or constitute a default under any of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Company prohibited under the terms of any instrument;

            (d) No event has occurred and is continuing under the provisions of either the Original Loan Agreement, or to the knowledge of the Company, under the provisions of the Indenture, which event now constitutes, or with the lapse of time or the giving of notice, or both, would constitute an Event of Default under either the Loan Agreement or the Indenture;

            (e) Other than those consents, approvals or authorizations already obtained, no consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Company's execution and delivery of this First Supplemental Loan Agreement;

            (f) The Original Loan Agreement has not been previously amended or supplemented and as of the date hereof is still in full force and effect; and

            (g) The Bonds are currently Outstanding in the aggregate principal amount of $66,700,000 and bear interest at a Term Interest Rate.

                                   ARTICLE III

                           AMENDMENT OF LOAN AGREEMENT

      Section 3.01. Amendment and Restatement of the Original Loan Agreement. The Original Loan Agreement is hereby amended and restated to read as follows:

                                  Series 1999A First Supplemental Loan Agreement

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                  [INSERT AMENDED AND RESTATED LOAN AGREEMENT]

                                  Series 1999A First Supplemental Loan Agreement

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                                   ARTICLE IV

                                  MISCELLANEOUS

      Section 4.01. Execution of Counterparts. This First Supplemental Loan Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      Section 4.02. Effective Date Applicability of the Agreement. The provisions of this First Supplemental Loan Agreement shall become effective immediately upon the execution and delivery hereof. Except as amended and restated by this First Supplemental Loan Agreement, all of the provisions of the Original Loan Agreement shall remain in full force and effect.

      Section 4.03. Governing Law. The laws of the State shall govern the construction and enforcement of this First Supplemental Loan Agreement.

      Section 4.04. Severability. In the event any provision of this First Supplemental Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                                  Series 1999A First Supplemental Loan Agreement

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      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Loan Agreement to be duly executed as of the day and year first above written.

                                               AVISTA CORPORATION

                                               By  /s/ Diane Thoren
                                                   ---------------------------
                                                   Assistant Treasurer

                                  Series 1999A First Supplemental Loan Agreement

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                                               CITY OF FORSTYH, MONTANA
[SEAL]

                                               By  /s/ Sandra Wright
                                                   ----------------------------
                                                   Mayor Pro-Tem

ATTEST:

By  /s/ Doris Pinkerton
    --------------------------
    City Clerk-Treasurer

                                  Series 1999A First Supplemental Loan Agreement

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                               CONSENT OF TRUSTEE

      Responsive to Section 12.05 of the Trust Indenture, dated as of September 1, 1999, between the City of Forsyth, Montana (the "Issuer"), and J.P. Morgan Trust Company, N.A. (successor in interest to Chase Manhattan Bank and Trust Company, National Association), as trustee (the "Trustee"), the Trustee hereby consents to the execution and delivery of the attached First Supplemental Loan Agreement and the resultant amendment to and restatement of the Loan Agreement, dated as of September 1, 1999, between the Issuer and Avista Corporation.

                                               J.P. MORGAN TRUST COMPANY, N.A.,
                                                   as Trustee

                                               By  /s/ Mary Jane Henson
                                                   ----------------------------
                                                   Vice President

                                  Series 1999A First Supplemental Loan Agreement

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                               CONSENT OF PROVIDER

      Responsive to Section 12.05 of the Trust Indenture, dated as of September 1, 1999, between the City of Forsyth, Montana (the "Issuer"), and J.P. Morgan Trust Company, N.A. (successor in interest to Chase Manhattan Bank and Trust Company, National Association), as trustee, Ambac Assurance Corporation, as Provider, hereby consents to the execution and delivery of the attached First Supplemental Loan Agreement and the resultant amendment to and restatement of the Loan Agreement, dated as of September 1, 1999, between the City of Forsyth, Montana and Avista Corporation.

                                               AMBAC ASSURANCE CORPORATION

                                               By  /s/ Dennis Pidherny
                                                   ---------------------------
                                                   Authorized Representative

                                  Series 1999A First Supplemental Loan Agreement

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